UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2011 (the “Effective Date”), SandRidge Energy, Inc. (the “Company”) entered into employment agreements (the “New Employment Agreements”) with Tom L. Ward, Matthew K. Grubb, James D. Bennett, Todd N. Tipton, and Rodney E. Johnson (collectively, the “Executives”), that amend and restate, effective as of the Effective Date, the previous employment agreements entered into between the Company and each of the Executives (the “Old Employment Agreements”). Except as set forth below, the terms of the New Employment Agreements are similar in all material respects as the terms of the Old Employment Agreements.

Under the terms of his New Employment Agreement, Mr. Ward will receive annual grants of restricted stock with a value of at least $16,250,000 throughout the term of the agreement. Upon a termination other than for cause, death, or disability, in connection with certain change in control events, or failure to appoint Mr. Ward as director, Chairman or Chief Executive Officer, Mr. Ward will receive a lump sum payment equal to the value of the restricted stock that he would have received over the next three years if his employment with the Company had continued, payable, in the Company’s discretion, in cash or in shares. In addition, if Mr. Ward is terminated without cause, he will receive his base salary for three years and a cash payment equal to three times his average annual bonus.

Under the terms of their New Employment Agreements, each of Messrs. Grubb, Bennett, Tipton, and Johnson will receive, upon a termination in connection with a change in control event, a lump sum cash payment in amount equal to three times the sum of each of their respective base salary and average annual bonus.

The descriptions above are summaries only and are qualified in their entirety by reference to the Employment Agreements, filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference in response to this item.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Employment Agreement, effective as of December 20, 2011, between SandRidge Energy, Inc. and Tom L. Ward

10.2	Form of Employment Agreement between SandRidge Energy, Inc. and each of Matthew K. Grubb, Todd N. Tipton, and Rodney E. Johnson

10.3	Employment Agreement, effective as of December 20, 2011, between SandRidge Energy, Inc. and James D. Bennett

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)

Date: December 27, 2011	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and
Chief Financial Officer

Exhibit Index

No.	Description

10.1	Employment Agreement, effective as of December 20, 2011, between SandRidge Energy, Inc. and Tom L. Ward

10.2	Form of Employment Agreement between SandRidge Energy, Inc. and each of Matthew K. Grubb, Todd N. Tipton, and Rodney E. Johnson

10.3	Employment Agreement, effective as of December 20, 2011, between SandRidge Energy, Inc. and James D. Bennett